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                                                                  EXECUTION COPY
                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of December 15, 1999, is by and among (i) American Medical Systems, Inc., a Delaware corporation ("Parent"), (ii) Persuade Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), (iii) Influence, Inc., a Delaware corporation ("Company"), (iv) Globerman Engineering Ltd., an Israeli company, Urotek Ltd., an Israeli company, Katsumi Oneda, an individual residing in the State of New Jersey, and Lewis C. Pell, an individual residing in the State of New York (collectively referred to herein as the "Principal Stockholders") and (v) the Stockholders Representatives (as defined in the Merger Agreement).

         WHEREAS, the parties have entered into an Agreement and Plan of Merger, dated as of November 12, 1999 (the "Merger Agreement").

         WHEREAS, the parties, together with the Stockholders Representatives, desire to amend the Merger Agreement as set forth herein.

         ACCORDINGLY, the parties and the Stockholders Representatives hereby agree as follows:

1. Reduction of Merger Consideration. As a result of the proposed execution of the Exchange Agreement, dated as of December 15, 1999, between Parent and Urotek Ltd., (the "Exchange Agreement") the parties agree that Section 2.8 is hereby amended as follows:

         A.       By deleting the first part of Section 2.8, before paragraph
                  (a) of Section 2.8, and inserting in lieu thereof the following:

                  "Subject to adjustment pursuant to Sections 2.8(a) and 2.8(e), the Side Letter, as defined in Section 2.8(b), Section 2.10 (Contingent Merger Consideration), Section 2.12 (Dissenting Shares) and Section 9.6 (Right of Off-Set), the consideration to be paid for all of the Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time will consist of Forty-Six Million U.S. Dollars ($46,000,000), which shall be payable as follows:"

                  and;

         B.       By adding a new subparagraph (e), as follows:

                           (e) The amount of Merger Consideration to be paid by
                  Parent in connection with the Merger consisting of the Initial Merger Consideration, Contingent Merger Consideration and Holdback Merger Consideration shall be
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                  reduced and retained by Parent by an amount equal to the
                  product of (x) the amount of the Merger Consideration payable pursuant to this Agreement, multiplied by (y) the Retained Percentage. The "Retained Percentage" for purposes of this
                  Section 2.8(d) shall mean: (i) with respect to the Initial Merger Consideration, a fraction equal to 0.022507 or such other amount as AMS and the Stockholders Representative shall agree represents that portion of the Initial Merger Consideration that would have been distributable pursuant to the Escrow Agreement to Urotek Ltd. ("Urotek") in respect of the 225,000 shares of Company Common Stock owned by Urotek that is subject to the Exchange Agreement (the "Urotek Retained Shares"); (ii) with respect to the Contingent Merger Consideration, a fraction equal to 0.025797; and (iii) with respect to the Holdback Merger Consideration, a fraction equal to 0.022879.

                  and;

         C. Section 2.8(a) of the Merger Agreement is hereby amended to the extent necessary to provide that, in addition to the deductions set forth therein, an aggregate of $560.590.70 shall be deducted from the initial payment of Twenty-Five Million U.S. Dollars ($25,000,000) to satisfy withholding obligations for federal, state and local income and employment-related taxes ("Withholding Obligations") arising from the exercise or conversion of Company Stock Options held by U.S. employees into shares of Company Common Stock and the subsequent conversion thereof into the right to receive Merger Consideration. Parent shall cause such amounts to be paid to the appropriate taxing authorities through Company's payroll service.

2. Cancellation and Conversion of Company Common Stock. Sections 2.9(a) and 2.9(d) of the Merger Agreement are hereby amended in their entirety to read as follows:

         (a) Subject to the terms and conditions of Section 2.12, each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (other than (1) Company Common Stock held in the Company's treasury or by any of the Company's Subsidiaries, (2) Company Common Stock held by Parent, Merger Subsidiary or any other Subsidiary of Parent, (3) Dissenting Shares and (4) the Urotek Retained Shares) shall automatically be converted into the right to receive (x) a Pro Rata Share of the Initial Merger Consideration, (less the amount of such Initial Merger Consideration payable, before expenses, to holders of Company Preferred Stock pursuant to Section 2.9(b) below) and (y) a Pro Rata Share of any Holdback Merger Consideration and Contingent Merger Consideration, if any, which becomes payable under this Agreement, less any portion of the Contingent Merger Consideration off-set by Parent pursuant to Section 9.6, and, in each case, less a Pro Rata Share of any Stockholder Expenses;



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         (d)      Each share of the common stock, par value $.01 per share, of
                  Merger Subsidiary ("Merger Subsidiary Common Stock"), issued and outstanding at the Effective Time of the Merger shall be converted into Ten Thousand (10,000) shares of common stock, par value $.001 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

3. Exchange Agreement. Section 2.9 of the Merger Agreement is hereby amended by adding a new Section 2.9(f) at the end thereof as follows:

         (f) The Urotek Retained Shares shall be exchangeable into shares of Series A Non-Voting Preferred Stock, par value $.01 per share, of Parent and Series D Convertible Voting Preferred Stock, par value $.01 per share, of Parent pursuant to the Exchange Agreement.

4.       Tax Matters.

         (a) Section 5.12(b) of the Merger Agreement is hereby amended to the extent necessary to provide that notwithstanding any other provision of Section 5.12(b), Parent shall be entitled to retain any Tax refund or Tax benefit arising from amendments to any Tax Return for the years ended December 31, 1997 and 1998 and the Tax period ending on the Closing Date.

         (b) Section 5.12(c)(x) is hereby amended in its entirety to read as follows: "Notwithstanding any provision in this Section
                  5.12 to the contrary, the terms and conditions of Sections 9.3, 9.4, 9.5 and 9.6 (to the extent not inconsistent with this Section 5.12) shall apply to any indemnification obligation of the Principal Stockholders with respect to the Tax Matters described in this Section 5.12."

         (c) The parties acknowledge and agree that for purposes of calculating the cashless exercise of Company Stock Options and the amount of Withholding Obligations, the fair market value of the Merger Consideration payable for the outstanding shares of Company Common Stock and Company Preferred Stock is equal to Thirty-Five Million U.S. Dollars ($35,000,000). Such fair market value shall also be used for calculating the compensation deduction related to the cashless exercise of Company Stock Options and subsequent conversion into a Pro Rata Share of Merger Consideration to which the Company will be entitled for the Tax period ending on Closing Date. An aggregate of 1,210,257 shares of Company Common Stock will be issued in connection with the cashless exercise of all outstanding Company Stock Options.

5. Indemnification by Principal Stockholders. Section 9.3 of the Merger Agreement is hereby amended to the extent necessary to provide that, notwithstanding any other provision of the Merger Agreement, the Principal Stockholders shall not be subject to any claim for indemnification by the Parent under Section 9.3(iii) or arising out of or based upon any Tax Liability arising from the amendments prior to the Closing as reflected in

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         that certain Amendment No. 1 to Services Agreement, dated effective
         January 1, 1998, between the Company and IMT.

6. Parent Loans. Parent will offer to provide loans ("Loans") to the U.S. employees of Company that Parent intends to retain to cover the estimated Tax Liability (assuming a combined federal and state income tax rate of 35%) incurred by such employees in connection with the cashless exercise of Company Stock Options into shares of Company Common Stock and the subsequent conversion thereof into the right to receive a Pro Rata Share of Merger Consideration, but only to the extent that such liability relates to the difference between the fair market value of Merger Consideration established pursuant to Section 4(c) above and the Initial Merger Consideration paid at Closing.

7. Milestones. The parties agree that due to the need for additional time by the parties to determine whether or not the Milestone described in
         Section 2.10(c)(iv) has been satisfied, the parties agree that the completion date for the satisfaction of such Milestone shall be extended to December 23, 1999; provided that AMS shall provide prompt notice of any deficiency in such Milestone after the date hereof.

8. Defined Terms. Capitalized words that are not defined herein shall have the meaning given to them in the Merger Agreement.

9. No Other Amendments. Except as amended herein, the Merger Agreement shall remain in full force and effect in accordance with its original terms.

10. Counterparts. This Amendment may be signed in any number of counterparts and the signatures delivered by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                     (Following Page is the Signature Page)




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN MEDICAL SYSTEMS, INC.                     INFLUENCE, INC.
a Delaware corporation                             a Delaware corporation


By:      /s/ Douglas W. Kohrs                      By:      /s/ Peter Bick
   --------------------------                         --------------------------
Name:    Douglas W. Kohrs                          Name:    Peter Bick
     ------------------------                           ------------------------
Title:   President and CEO                         Title:   President and CEO
      -----------------------                            -----------------------

PERSUADE MERGER CORP.                              GLOBERMAN ENGINEERING LTD.
a Delaware corporation                             an Israeli company


By:      /s/ Douglas W. Kohrs                      By:      /s/ Oren Globerman
   --------------------------                         --------------------------
Name:    Douglas W. Kohrs                          Name:    Oren Globerman
     ------------------------                           ------------------------
Title:   President and CEO                         Title:   Director
      -----------------------                            -----------------------

UROTEK LTD.
an Israeli company
                                                   /s/ Katsumi Oneda
                                                   -----------------------------
By:      /s/ Mordechay Beyar                       Katsumi Oneda
   -------------------------
Name:    Mordechay Beyar
     ------------------------
Title:   Director                                  /s/ Lewis C. Pell
      -----------------------                      -----------------------------
                                                   Lewis C. Pell


STOCKHOLDERS REPRESENTATIVES:
The Stockholder's Representatives consent to and adopt the foregoing Amendment to the Merger Agreement on and as of the date first above written

/s/ Lewis C. Pell
------------------------------------
Lewis C. Pell,
  as Stockholders Representative

/s/ Mordechay Beyar
------------------------------------
Mordechay Beyar,
  as Stockholders Representative

/s/ Oren Globerman
------------------------------------
Oren Globerman,
  as a Stockholders' Representative



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